FINANCE OF AMERICA REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS
– Net income from continuing operations of $171 million or $0.72 basic earnings per share for the quarter –
– 20% improvement on an adjusted net basis(1) over the prior quarter –
– Finished the year with 37% share of HECM Reverse market(2) –

Plano, Texas (March 6, 2024): Finance of America Companies Inc. (“Finance of America” or the “Company”) (NYSE: FOA), a modern retirement solutions platform, reported financial results for the quarter and year ended December 31, 2023.

Fourth Quarter and Full Year 2023 Highlights
•Net income from continuing operations for the fourth quarter of $171 million or $0.72 basic earnings per share primarily due to non-cash, positive fair value changes on long-term assets and liabilities combined with improved results from operations.
•For the quarter, the Company recognized an adjusted net loss(1) of $20 million or $0.09 per share, an improvement of 20% over the prior quarter.
•67% improvement in adjusted net loss in Retirement Solutions in the fourth quarter driven by higher revenue margin and reduced expenses compared to the prior quarter.
•For the full year, our subsidiary, Finance of America Reverse maintained 37% share of the HECM Reverse market.(2)
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Source: https://www.newviewadvisors.com/commentary/2023-full-year-hmbs-issuer-league-tables/; measured by HMBS issuance.

Graham A. Fleming, Chief Executive Officer commented, “2023 was a transformational period for Finance of America and I want to thank our entire team for their hard work and determination over the course of the year. We completed a series of strategic transactions that helped establish the Company as the preeminent platform for homeowners 55 and older seeking to benefit from their home equity. With most of these efforts now behind us, we are excited to move forward. As a business, we are firmly positioned as the leading provider of modern retirement solutions with the potential to reach tens of millions of customers nationwide.”

(unaudited)
Fourth Quarter Financial Summary of Continuing Operations

($ amounts in millions, except per share data)			Variance (%)		Variance (%)			Variance (%)
	Q4'23	Q3'23	Q4'23 vs Q3'23	Q4'22	Q4'23 vs Q4'22	2023	2022	2023 vs 2022
Funded volume	$446	$512	(13)%	$701	(36)%	$1,762	$5,076	(65)%
Total revenues	276	(70)	494%	65	325%	234	53	342%
Total expenses and other, net	95	102	(7)%	107	(11)%	392	386	2%
Pre-tax income (loss) from continuing operations	172	(173)	199%	(48)	458%	(167)	(343)	51%
Net income (loss) from continuing operations	171	(172)	199%	(49)	449%	(166)	(326)	49%
Adjusted net income (loss)(1)	(20)	(25)	20%	(5)	(300)%	(87)	54	(261)%
Adjusted EBITDA(1)	(18)	(25)	28%	1	(1,900)%	(82)	107	(177)%
Basic net earnings (loss) per share	$0.72	$(0.74)	197%	$(0.22)	427%	$(0.75)	$(1.03)	27%
Diluted net income (loss) per share(2)	$0.55	$(0.74)	174%	$(0.22)	350%	$(0.75)	$(1.58)	53%
Adjusted earnings (loss) per share(1)	$(0.09)	$(0.11)	18%	$(0.03)	(200)%	$(0.40)	$0.29	(238)%
(1) See the sections titled “Reconciliation to GAAP” and “Non-GAAP Financial Measures” for reconciliations to the most directly comparable GAAP measures and other important disclosures.
(2) Calculated on an if-converted basis except when anti-dilutive.

Balance Sheet Highlights

($ amounts in millions)	December 31,	September 30,	Variance (%)
	2023	2023	Q4 2023 vs. Q3 2023
Cash and cash equivalents	$46	$66	(30)%
Securitized loans held for investment (HMBS & nonrecourse)	25,821	25,098	3%
Total assets	27,108	26,397	3%
Total liabilities	26,835	26,294	2%
Total equity	272	104	162%

•Ended the fourth quarter with cash and cash equivalents from continuing operations of $46 million. The decrease in cash was attributable to investments in our balance sheet related to non-agency production.
•Securitized loans held for investment (HMBS & nonrecourse) increased 3% as new production combined with the positive change in fair value related to market rates and spreads.
•Total assets increased 3% in line with the change in securitized loans held for investment.
•Total liabilities increased $541 million on a sequential-quarter basis primarily due to increases in HMBS obligations and nonrecourse debt, aligned to the change in securitized loans held for investment.

(unaudited)
Segment Results

Retirement Solutions
The Retirement Solutions segment primarily generates revenue and earnings in the form of net origination gains and origination fees earned on the origination of reverse mortgage loans.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q4'23	Q3'23	Q4'23 vs Q3'23	Q4'22	Q4'23 vs Q4'22	2023	2022	2023 vs 2022
Funded volume	$446	$512	(13)%	$701	(36)%	$1,762	$5,076	(65)%
Total revenue	41	40	3%	32	28%	149	300	(50)%
Pre-tax income (loss)	(13)	(20)	35%	(13)	—%	(60)	117	(151)%
Adjusted net income (loss)	(2)	(6)	67%	4	(150)%	(12)	122	(110)%
•Funded volume decreased 13% quarter over quarter due to minimal Home Improvement production, as a result of the continued wind-down of the Home Improvement business, seasonality and the commencement of a loan origination system migration in December. Within our Reverse business, funded volume decreased to $436 million, or down 7% from the prior quarter.
•Fourth quarter revenue increased 3% from the third quarter to $41 million as seasonal volume declines were more than offset by increased margins in our Reverse business.

Portfolio Management
The Portfolio Management segment generates revenue and earnings in the form of fair value gains or losses, gain on sale of loans, interest income, servicing income, fees for underwriting, advisory and valuation services and other ancillary fees.

			Variance (%)		Variance (%)			Variance (%)
($ amounts in millions)	Q4'23	Q3'23	Q4'23 vs Q3'23	Q4'22	Q4'23 vs Q4'22	2023	2022	2023 vs 2022
Assets under management	$26,773	$26,023	3%	$20,186	33%	$26,773	$20,186	33%
Assets excluding HMBS and nonrecourse obligations	1,515	1,232	23%	1,846	(18)%	1,515	1,846	(18)%
Total revenue	240	(103)	333%	30	700%	115	(220)	152%
Pre-tax income (loss)	217	(124)	275%	3	7133%	25	(347)	107%
Adjusted net income	—	—	—%	7	(100)%	6	16	(63)%

•Fourth quarter revenue was materially impacted by positive non-cash fair value adjustments on assets held for investment and related liabilities, as we updated model assumptions to account for changes in market interest rates, home price appreciation and credit spreads during the quarter.
•Excluding these adjustments, the segment was break-even for the quarter.

(unaudited)
Reconciliation to GAAP

($ amounts in millions)(1)	Q4'23	Q3'23	Q4'22	2023	2022
Reconciliation of net income (loss) from continuing operations to adjusted net income (loss) and adjusted EBITDA
Net income (loss) from continuing operations	$171	$(172)	$(49)	$(166)	$(326)
Add back: Benefit (provision) for income taxes	(1)	1	(1)	1	17
Net income (loss) from continuing operations before taxes	172	(173)	(48)	(167)	(343)
Adjustments for:
Changes in fair value(2)	(221)	120	12	(24)	334
Amortization and impairment of intangibles and other assets(3)	17	9	15	44	47
Share-based compensation(4)	3	3	4	13	18
Certain non-recurring costs(5)	2	6	9	14	19
Adjusted net income (loss) before taxes	(27)	(34)	(7)	(118)	76
Benefit (provision) for income taxes(6)	7	8	2	31	(21)
Adjusted net income (loss)	(20)	(25)	(5)	(87)	54
Provision (benefit) for income taxes(6)	(7)	(8)	(2)	(31)	21
Depreciation	1	1	1	5	4
Interest expense on non-funding debt	8	8	7	31	28
Adjusted EBITDA	$(18)	$(25)	$1	$(82)	$107

($ amounts in millions except shares and $ per share)	Q4'23	Q3'23	Q4'22	2023	2022
GAAP PER SHARE MEASURES
Net income (loss) from continuing operations attributable to controlling interest	$64	$(65)	$(14)	$(61)	$(64)
Weighted average outstanding share count	88,425,793	87,726,231	63,204,118	81,977,533	62,298,532
Basic net income (loss) per share from continuing operations	$0.72	$(0.74)	$(0.22)	$(0.75)	$(1.03)
If-converted method net income (loss) from continuing operations	$128	$(65)	$(14)	$(61)	$(298)
Weighted average diluted share count	229,300,885	87,726,231	63,204,118	81,977,533	188,236,513
Diluted net income (loss) per share from continuing operations(7)	$0.55	$(0.74)	$(0.22)	$(0.75)	$(1.58)

NON-GAAP PER SHARE MEASURES
Adjusted net income (loss)	$(20)	$(25)	$(5)	$(87)	$54
Weighted average share count	229,300,885	229,166,288	187,822,766	219,051,258	188,236,513
Adjusted earnings (loss) per share	$(0.09)	$(0.11)	$(0.03)	$(0.40)	$0.29
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization and impairment of intangibles and impairment of certain other long-lived assets during the periods presented.
(4) Includes equity-based compensation for Replacement Restricted Stock Units and Earnout Right Restricted Stock Units, which are funded 100% by existing non-controlling shareholders or outstanding Class A Common Stock.

(unaudited)
(5) Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).
(7) Calculated on an if-converted basis except when anti-dilutive.

(unaudited)
Adjusted Net Income by Segment (Continuing Operations)

For the three months ended December 31, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(13)	$217	$(33)	$172
Adjustments for:
Changes in fair value(2)	—	(224)	3	(221)
Amortization and impairment of intangibles and other assets(3)	9	6	1	17
Share-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	—	—	2	2
Adjusted net loss before taxes	$(3)	$—	$(24)	$(27)
Benefit for income taxes(6)	(1)	—	(6)	(7)
Adjusted net loss	$(2)	$—	$(18)	$(20)
Weighted average share count	229,300,885	229,300,885	229,300,885	229,300,885
Adjusted loss per share	$(0.01)	$—	$(0.08)	$(0.09)

For the three months ended September 30, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax loss	$(20)	$(124)	$(28)	$(173)
Adjustments for:
Changes in fair value(2)	—	124	(4)	120
Amortization of intangible assets(3)	9	—	—	9
Share-based compensation(4)	1	—	2	3
Certain non-recurring costs(5)	1	—	4	6
Adjusted net loss before taxes	$(8)	$—	$(26)	$(34)
Benefit for income taxes(6)	(2)	—	(6)	(8)
Adjusted net loss	$(6)	$—	$(19)	$(25)
Weighted average share count	229,166,288	229,166,288	229,166,288	229,166,288
Adjusted loss per share	$(0.03)	$—	$(0.08)	$(0.11)

(unaudited)

For the three months ended December 31, 2022
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(13)	$3	$(37)	$(48)
Adjustments for:
Changes in fair value(2)	—	6	6	12
Amortization and impairment of intangibles and other assets(3)	13	—	2	15
Share-based compensation(4)	1	—	2	4
Certain non-recurring costs(5)	4	—	5	9
Adjusted net income (loss) before taxes	$5	$9	$(22)	$(7)
Provision (benefit) for income taxes(6)	1	2	(6)	(2)
Adjusted net income (loss)	$4	$7	$(16)	$(5)
Weighted average share count	187,822,266	187,822,266	187,822,266	187,822,266
Adjusted earnings (loss) per share	$0.02	$0.04	$(0.09)	$(0.03)

For the year ended December 31, 2023
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$(60)	$25	$(132)	$(167)
Adjustments for:
Changes in fair value(2)	—	(24)	—	(24)
Amortization and impairment of intangibles and other assets(3)	37	6	1	44
Share-based compensation(4)	3	1	9	13
Certain non-recurring costs(5)	3	1	10	14
Adjusted net income (loss) before taxes	$(16)	$8	$(110)	$(118)
Provision (benefit) for income taxes(6)	(4)	2	(29)	(31)
Adjusted net income (loss)	$(12)	$6	$(81)	$(87)
Weighted average share count	219,051,258	219,051,258	219,051,258	219,051,258
Adjusted earnings (loss) per share	$(0.06)	$0.03	$(0.37)	$(0.40)

(unaudited)

For the year ended December 31, 2022
($ amounts in millions except shares and $ per share)(1)	Retirement Solutions	Portfolio Management	Corporate & Other	FOA
Pre-tax income (loss)	$117	$(347)	$(113)	$(343)
Adjustments for:
Changes in fair value(2)	—	362	(28)	334
Amortization and impairment of intangibles and other assets(3)	41	4	2	47
Share-based compensation(4)	6	2	11	18
Certain non-recurring costs(5)	1	1	17	19
Adjusted net income (loss) before taxes	$165	$22	$(111)	$76
Provision (benefit) for income taxes(6)	43	6	(29)	21
Adjusted net income (loss)	$122	$16	$(83)	$54
Weighted average share count	188,236,513	188,236,513	188,236,513	188,236,513
Adjusted earnings (loss) per share	$0.65	$0.09	$(0.44)	$0.29
(1) Totals may not foot due to rounding.
(2) Changes in fair value include changes in fair value of loans and securities held for investment and related obligations, deferred purchase price obligations, contingent earnout, warrant liability, and minority investments.
(3) Includes amortization and impairment of intangibles and impairment of certain long-lived assets recognized during the periods presented.
(4) Includes equity-based compensation for Replacement Restricted Stock Units and Earnout Right Restricted Stock Units, which are funded 100% by existing non-controlling shareholders or outstanding Class A Common Stock.
(5) Certain non-recurring costs and adjustments that management believes should be excluded as these do not relate to a recurring part of the core business operations. These items include amounts recognized for settlement of legal and regulatory matters, acquisition or divestiture-related expenses, and other one-time charges.
(6) We applied an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) for the respective period to determine the tax effect of adjusted consolidated net income (loss).

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Financial Condition (In thousands, except share data) (Unaudited)

	December 31, 2023	September 30, 2023
ASSETS
Cash and cash equivalents	$46,482	$66,341
Restricted cash	178,319	216,273
Loans held for investment, subject to HMBS related obligations, at fair value	17,548,763	17,185,552
Loans held for investment, subject to nonrecourse debt, at fair value	8,272,393	7,912,759
Loans held for investment, at fair value	575,228	467,319
Loans held for sale, at fair value	4,246	23,956
Intangible assets, net	253,531	269,228
Other assets, net	221,907	247,678
Assets of discontinued operations	6,721	8,356
TOTAL ASSETS	$27,107,590	$26,397,462

LIABILITIES AND EQUITY
HMBS related obligations, at fair value	$17,353,720	$16,978,168
Nonrecourse debt, at fair value	7,904,200	7,812,570
Other financing lines of credit	928,479	852,813
Notes payable, net (includes amounts due to related parties of $59,130 and $59,130, respectively)	410,911	411,124
Payables and other liabilities	219,569	220,818
Liabilities of discontinued operations	18,304	18,360
TOTAL LIABILITIES	26,835,183	26,293,853

EQUITY
Class A Common Stock, $0.0001 par value; 6,000,000,000 shares authorized; 100,599,241 and 92,038,371 shares issued, respectively, and 96,340,741 and 87,779,871 shares outstanding, respectively	10	9
Class B Common Stock, $0.0001 par value; 1,000,000 shares authorized; 15 and 15 shares issued and outstanding, respectively	—	—
Additional paid-in capital	946,929	940,717
Accumulated deficit	(714,383)	(775,744)
Accumulated other comprehensive loss	(249)	(221)
Noncontrolling interest	40,100	(61,152)
TOTAL EQUITY	272,407	103,609
TOTAL LIABILITIES AND EQUITY	$27,107,590	$26,397,462

Finance of America Companies Inc. and Subsidiaries Selected Financial Information Consolidated Statements of Operations (In thousands, except share data) (Unaudited)

	Q4'23	Q3'23	Q4'22	2023	2022
REVENUES
Net fair value gains (losses) on loans and related obligations	$292,203	$(53,135)	$94,598	$322,329	$89,489
Fee income	10,073	13,201	9,590	43,450	81,815
Loss on sale and other income from loans held for sale, net	(1,530)	(6,984)	(5,689)	(24,994)	(5,931)
Net interest expense:
Interest income	2,459	4,443	718	12,193	6,038
Interest expense	(27,473)	(27,965)	(34,610)	(118,728)	(118,649)
Net interest expense	(25,014)	(23,522)	(33,892)	(106,535)	(112,611)
TOTAL REVENUES	275,732	(70,440)	64,607	234,250	52,762

EXPENSES
Salaries, benefits, and related expenses	37,850	48,557	43,252	178,319	206,943
Loan production and portfolio related expenses	5,194	6,370	11,896	26,490	52,079
Loan servicing expenses	7,455	8,000	7,250	30,729	33,063
Marketing and advertising expenses	9,729	11,491	1,459	31,896	13,031
Depreciation and amortization	9,939	9,954	9,959	42,369	42,028
General and administrative expenses	22,632	21,054	27,212	82,204	71,082
TOTAL EXPENSES	92,799	105,426	101,028	392,007	418,226
IMPAIRMENT OF INTANGIBLES AND OTHER ASSETS	(8,738)	(558)	(5,728)	(9,296)	(9,528)
OTHER, NET	(2,641)	3,853	(5,614)	211	31,992
NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	171,554	(172,571)	(47,763)	(166,842)	(343,000)
Provision (benefit) for income taxes from continuing operations	193	(103)	1,282	(593)	(17,132)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	171,361	(172,468)	(49,045)	(166,249)	(325,868)
NET LOSS FROM DISCONTINUED OPERATIONS	(6,698)	(2,464)	(132,965)	(51,909)	(389,660)
NET INCOME (LOSS)	164,663	(174,932)	(182,010)	(218,158)	(715,528)
Noncontrolling interest	103,302	(109,569)	(124,987)	(138,070)	(524,846)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$61,361	$(65,363)	$(57,023)	$(80,088)	$(190,682)

EARNINGS PER SHARE
Basic weighted average shares outstanding	88,425,793	87,726,231	63,204,118	81,977,533	62,298,532
Basic net income (loss) per share from continuing operations	$0.72	$(0.74)	$(0.22)	$(0.75)	$(1.03)
Basic net income (loss) per share	$0.69	$(0.75)	$(0.90)	$(0.98)	$(3.06)
Diluted weighted average shares outstanding	229,300,885	87,726,231	63,204,118	81,977,533	188,236,513
Diluted net income (loss) per share from continuing operations	$0.55	$(0.74)	$(0.22)	$(0.75)	$(1.58)
Diluted net income (loss) per share	$0.53	$(0.75)	$(0.90)	$(0.98)	$(3.12)

Webcast and Conference Call
Management will host a webcast and conference call on Wednesday, March 6th at 5:00 pm Eastern Time to discuss the Company’s results for the fourth quarter and full year ended December 31, 2023. A copy of this press release will be posted prior to the call under the “Investors” section on Finance of America’s website at https://www.financeofamerica.com/investors.
To listen to the audio webcast of the conference call, please visit the “Investors” section of the Company's website at https://www.financeofamerica.com/investors. The conference call can also be accessed by dialing the following:
a.1-800-715-9871 (Domestic)
b.1-646-307-1963 (International)
c.Conference ID: 5706924

Replay
A replay of the call will also be available on the Company's website approximately two hours after the conclusion of the conference call until March 20, 2024. To access the replay, dial 1-800-770-2030 (United States) or 1-646-307-1963 (International). The replay pin number is 5706924. The replay can also be accessed on the “Investors” section of the Company's website at https://www.financeofamerica.com/investors.

About Finance of America
Finance of America (NYSE: FOA) is a modern retirement solutions platform that provides customers with access to an innovative range of retirement offerings centered on the home. In addition, FOA offers capital markets and portfolio management capabilities primarily to optimize the distribution of its originated loans to investors. FOA is headquartered in Plano, Texas. For more information, please visit www.financeofamerica.com.

Forward-Looking Statements
This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this release. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. All subsequent written and oral forward-looking statements concerning the Company or other matters and attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. A number of important factors exist that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: our ability to manage the unique challenges presented by operating as a modern retirement solutions platform rather than a vertically-integrated, diversified lending and complementary services platform due to the transformation of our business; our ability to successfully operate the recently integrated lending platform that we acquired from American Advisors Group in March 2023 and generally, our ability to operate our business profitably; our ability to respond to significant changes in prevailing interest rates and to resume profitable business operations; our geographic market concentration if the economic conditions in our current markets should decline or if our current markets are impacted by natural disasters; our use of estimates in measuring or determining the fair value of the majority of our financial assets and liabilities, which may require us to write down the value of these assets or write up the value of these liabilities if the estimates prove to be incorrect; our ability to prevent cyber intrusions and mitigate cyber risks; the possibility that the Company may be adversely affected by other economic, business and/or competitive factors in our business markets and worldwide financial markets, including a sustained period of higher interest rates; our ability to manage changes in our licensing status, business relationships or servicing guidelines with the Government National Mortgage Association, the United States Department of Housing and Urban Development or other governmental entities; our ability to obtain sufficient capital and liquidity to meet the financing and operational requirements of our business and our ability to comply with our debt agreements, including warehouse lending facilities, and pay down our substantial debt; our ability to refinance our debt on reasonable terms as it becomes due; our ability to manage disruptions in the secondary home loan market, including the mortgage-backed securities market; our ability to finance and recover costs of our reverse mortgage servicing operations; our ability to maintain compliance with the extensive regulations we are subject to, including consumer protection laws applicable to reverse mortgage lenders, which may be highly complex; our ability to compete with national banks, which are not subject to state licensing and operational requirements; our ability to manage various legal proceedings, federal or state governmental examinations and enforcement investigations we are subject to from time to time, the results of which are difficult to predict or estimate; our continued ability to remain in compliance with the terms of the consent orders issued by the Consumer Financial Protection Bureau, which we assumed in connection with our acquisition of operational assets from American Advisors Group; our holding company status and dependency on distributions from Finance of America Equity Capital LLC; our ability to comply with the continued listing standards of the New York Stock Exchange (“NYSE”) and avoid the delisting of our common stock from trading on its exchange; our common stock trading history has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all; and our “controlled company” status under NYSE rules, which exempts us from certain corporate governance requirements and affords stockholders fewer protections.
All of these factors are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors emerge from time to time, and it is not possible for our management to predict all such factors or to assess the effect of each such new factor on our business. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and any of these statements included herein may prove to be inaccurate. Given the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements, or our objectives and plans will be achieved. Please refer to “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, for further information on these and other risk factors affecting us, as such factors may be amended and updated from time to time in the Company’s subsequent periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures
The Company’s management evaluates performance of the Company through the use of certain measures that are not prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), including Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Earnings (Loss) per Share.

We define Adjusted Net Income (Loss) as net income (loss) from continuing operations adjusted for changes in fair value of loans and securities held for investment and related obligations due to assumption changes, deferred purchase price obligations (including earnouts and Tax Receivable Agreement (“TRA”) obligations), contingent earnout, warrant liability, and minority investments, amortization and impairment of intangibles and other assets, equity-based compensation, certain non-recurring costs, and pro-forma income tax provision adjustments to apply an effective combined corporate tax rate to adjusted consolidated pre-tax income (loss) from continuing operations.
We define Adjusted EBITDA as Adjusted Net Income (Loss) (defined above) adjusted for taxes, interest on non-funding debt, and depreciation.
We define Adjusted Earnings (Loss) Per Share as Adjusted Net Income (Loss) (defined above) divided by our weighted average outstanding shares, which includes our outstanding Class A Common Stock plus Finance of America Equity Capital LLC’s Class A LLC units owned by our noncontrolling interests on an if-converted basis.
The presentation of non-GAAP measures is used to enhance investors’ understanding of certain aspects of our financial performance. This discussion is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP. Management believes these key financial measures provide an additional view of our performance over the long-term and provide useful information that we use in order to maintain and grow our business.
These non-GAAP financial measures should not be considered as an alternative to net income (loss), operating cash flows, or any other performance measures determined in accordance with U.S. GAAP. Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Earnings (Loss) per Share have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of the limitations of these metrics are: (i) cash expenditures for future contractual commitments; (ii) cash requirements for working capital needs; (iii) cash requirements for certain tax payments; and (iv) all non-cash income/expense items.
Because of these limitations, Adjusted Net Income (Loss), Adjusted EBITDA, and Adjusted Earnings (Loss) per Share should not be considered as measures of discretionary cash available to us to invest in the growth of our business or distribute to shareholders. We compensate for these limitations by relying primarily on our U.S. GAAP results and using our non-GAAP financial measures only as a supplement. Users of our consolidated financial statements are cautioned not to place undue reliance on our non-GAAP financial measures.
A reconciliation of our forward-looking Adjusted Earnings per Share outlook to GAAP Earnings per Share and Net Income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusted items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Contacts:
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For Finance of America Investor Relations: ir@financeofamerica.com